Exhibit 99.1

CIT Announces Third Quarter 2020 Results NEW YORK – October 16, 2020 – CIT Group Inc. (NYSE: CIT) today reported third quarter 2020 financial results.
Financial Results

Third quarter net income available to common shareholders on both a reported basis, and excluding noteworthy items[1], of $83 million or $0.84 per diluted common share. Noteworthy items essentially offset each other in the quarter.

Results reflect a return to profitability after building credit reserves in the first half of the year due to the impact of the global pandemic and its adverse effect on the macroeconomic environment along with the adoption of the Current Expected Credit Losses (CECL) standard.

Chairwoman and CEO Commentary

“Third quarter results reflected a return to profitability for CIT as we continued to navigate the business amid a dynamic economic environment related to the pandemic,” said CIT Chairwoman and Chief Executive Officer Ellen R. Alemany. “Our expertise across diverse commercial sectors allowed us to originate loans and leases in growth areas such as power and renewable energy, technology, telecom and healthcare. Deposit costs declined 32 basis points as we continued to post solid growth in the homeowner association and commercial deposit channels, while driving costs down in the retail channels. Operating expenses declined, capital and liquidity remained solid and our credit reserve is strong.”

Strategic Pillars
Grow Core Businesses

•Despite the impact from the global pandemic, average loans and leases decreased modestly by 1% from the prior quarter, primarily due to a decline in client receivables within our factoring business, higher prepayments in commercial portfolios and consumer loans.

•Origination activity focused on certain key verticals in Commercial Banking where we have leadership positions and deep expertise.

•Power and Energy team named Renewable Energy Lead Arranger of the Year[2].

•Building momentum in Community Association Banking and Treasury & Payment Services businesses.

Optimize Balance Sheet

•Average outstanding deposit costs decreased 32 bps compared to the prior quarter, reflecting rate reductions in our online and branch channels and deposit growth in lower cost HOA and commercial channels.

•Grew average HOA deposits by 5% from the prior quarter and over 20% year-to-date.

Enhance Operating Efficiency

•Operating expenses continued to decline. Remain on track to achieve accelerated net cost reductions of $25 million within 2020, which we previously expected in 2021.

•Remain focused on continuous improvement in operating efficiency.

Maintain Strong Risk Management

•Well capitalized – CET1 ratio of 9.9%, well in excess of capital conservation buffer (CCB).

•Robust liquidity– Liquid Assets[3] of $12.5 billion or 21% of total assets.

•Diverse sources of stable deposits across channels.

•Strong allowance for credit losses (ACL) – 3.23% of total loans.

•Proactive portfolio management and disciplined credit underwriting.

Selected Financial Highlights:

Select Financial Highlights*
				3Q20 change from
($ in millions)	3Q20	2Q20	3Q19	2Q20		3Q19

Net finance revenue(1)	$328	$308	$353	$20	6%	$(25)	-7%
Non-interest income	146	103	101	43	42%	45	45%
Total net revenue(1)	474	411	454	63	15%	20	4%
Operating expenses and (gain) loss on debt extinguishment	296	346	311	(50)	-14%	(15)	-5%
Income from continuing operations before credit provision	179	65	143	113	NM	35	24%
Provision for credit losses	63	224	27	(160)	-72%	37	NM
Income (loss) from continuing operations before provision (benefit) for income taxes	115	(159)	117	274	NM	(2)	-1%
Provision (benefit) for income taxes	30	(73)	(26)	103	NM	56	NM
Income (loss) from continuing operations	86	(85)	143	171	NM	(57)	-40%
Net income (loss)	86	(85)	143	171	NM	(57)	-40%
Preferred stock dividends	3	12	-	(10)	-77%	3	NM
Net income (loss) available to common shareholders	$83	$(98)	$143	$181	NM	$(60)	-42%
Income (loss) from continuing operations available to common shareholders	$83	$(98)	$143	$181	NM	$(60)	-42%
Noteworthy items(2)	(0)	36	(20)	(36)		20
Income (loss) from continuing operations available to common shareholders, excluding noteworthy items⁽¹⁾⁽²⁾	$83	$(61)	$123	$144	NM	$(40)	-32%

Per common share
Diluted income (loss) per common share	$0.84	$(0.99)	$1.50	$1.83	NM	$(0.66)	-44%
Diluted income (loss) per common share, excluding noteworthy items	$0.84	$(0.62)	$1.29	$1.47	NM	$(0.45)	-35%
Average diluted common shares outstanding (in thousands)	98,556	98,438	95,018	118	0%	3,538	4%
Tangible book value per common share (TBVPS)(1)	$50.29	$49.93	$55.60	$0.36	1%	$(5.31)	-10%

Balance Sheet
Average loans and leases (includes HFS and net of credit balances)	$44,126	$44,712	$37,133	$(586)	-1%	$6,993	19%
Average core loans and leases(1) (includes HFS and net of credit balances)	42,146	42,646	34,798	(500)	-1%	7,349	21%
Average earning assets (AEA)(1)	57,768	57,589	46,245	179	0%	11,523	25%
New business volume	2,622	3,072	3,369	(450)	-15%	(747)	-22%

Key performance metrics, continuing operations
Net finance margin(1)	2.27%	2.14%	3.06%	13bps		-79bps
Net efficiency ratio(1)	60.6%	76.6%	63.8%	NM		NM
Net charge-offs	0.71%	1.79%	0.34%	NM		37bps
Return on AEA (ROAEA)(1)	0.57%	NM	1.24%	NM		-67bps
Return on tangible common equity (ROTCE)(1)	7.24%	NM	11.39%	NM		NM

Key performance metrics, continuing operations excluding noteworthy items
Net finance margin(1)(2)	2.27%	2.14%	3.06%	13bps		-79bps
Net efficiency ratio(1)(2)	60.4%	71.8%	57.5%	NM		NM
Net charge-offs	0.71%	1.79%	0.34%	NM		37bps
ROAEA(1)(2)	0.57%	NM	1.06%	NM		-49bps
ROTCE(1)(2)	7.22%	NM	9.82%	NM		NM

(1) Net finance revenue, total net revenue, TBVPS, AEA, net finance margin, net efficiency ratio, ROAEA, ROTCE and average core loans and leases are non-GAAP measures that management uses to evaluate the performance of the business. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information, descriptions of the non-GAAP measures, and noteworthy items. TBVPS is detailed on page 15.

(2)We exclude noteworthy items due to their episodic nature and size. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

*Certain balances may not sum due to rounding.

[1]

Income to common shareholders excluding noteworthy items is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

[2]	Power Finance & Risk, a publication that covers the energy project finance industry in the Americas.
[3]

Liquid Assets includes Available Cash (unrestricted portions of cash, excluding amounts not accessible for liquidity, such as vault cash and deposits in transit) and High Quality Liquid Securities (readily marketable, unpledged securities, as well as pledged but not drawn against at the FHLB and available for sale and generally is comprised of Treasury and Agency securities held outright or via reverse repurchase agreements).

1

Third Quarter Financial Highlights:

Net Revenue

•

Net finance margin of 2.27% was up 13 bps from the prior quarter, primarily reflecting lower deposit costs in the online and branch channels and a higher mix of lower cost HOA and commercial deposit channels.

•	Other non-interest income increased $43 million from the prior quarter to $146 million, primarily driven by higher gains on the sale of loans and higher factoring commissions.

Operating Expenses

•

Operating expenses decreased $64 million to $296 million. Operating expenses, excluding noteworthy items and intangible asset amortization[4], decreased $8 million from the prior quarter to $287 million, primarily from lower employee costs partially offset by higher FDIC insurance costs.

Credit

•

Net charge-offs of $66 million, were down from $170 million in the prior quarter (which included a $73 million net charge-off relating to a single factoring customer) and provision for credit losses of $63 million, was down from $224 million in the prior quarter.

•

Non-accruals increased by $90 million to $647 million, which included a $31 million increase from the Legacy Consumer Mortgages (LCM) division of the Consumer Banking segment where the loans also carry a significant discount. The remaining increase was in the Commercial Banking segment. Non-accruals are adequately reserved.

Tax

•	Effective tax rate and the effective tax rate, excluding noteworthy items were approximately 26% each.

Balance Sheet

•	Loans and leases to deposit ratio of 89% at CIT Bank and 101% at consolidated CIT Group. The increase in both ratios reflects the decline in deposits in the quarter.
•	Tangible book value per share of $50.29 increased from the prior quarter primarily reflecting net income in the quarter.
•	CET1 ratio decreased to 9.9%, reflecting an increase in risk-weighted assets (RWAs) primarily due to an increase in off-balance sheet factoring receivables.

Noteworthy Items

Financial results for the third quarter included the following noteworthy items, which essentially offset each other, within various operating expense line items:

•	$9 million (after tax) ($0.09 per diluted common share) in merger and integration costs related to the MOB acquisition.
•

$9 million (after tax) ($0.09 per diluted common share) reversal of compensation due to a decrease in the probability of achievement of certain performance conditions related to the Company’s stock-based compensation.

[4]

Operating expenses, excluding noteworthy items and intangible asset amortization, is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

2

Income Statement Highlights:
Net Finance Revenue

Net Finance Revenue*				3Q20 change from
($ in millions)	3Q20	2Q20	3Q19	2Q20		3Q19

Interest income	$423	$447	$503	$(24)	-5%	$(80)	-16%
Net operating lease revenue
Rental income on operating leases	201	201	212	0	0%	(10)	-5%
Depreciation on operating lease equipment	83	81	76	1	2%	7	9%
Maintenance and other operating lease expenses	49	56	42	(7)	-13%	7	16%
Total net operating lease revenue(1)	70	64	94	7	10%	(24)	-25%
Interest expense	166	203	244	(37)	-18%	(78)	-32%
Net finance revenue (2)	$328	$308	$353	$20	6%	$(25)	-7%

Average earning assets	$57,768	$57,589	$46,245	$179	0%	$11,523	25%
Net finance margin(2)	2.27%	2.14%	3.06%	13bps		-79bps

(1)Net operating lease revenue is a non-GAAP measure, and is reconciled in the table as a combination of GAAP balances, rental income on operating leases less depreciation on operating lease equipment and maintenance and other operating lease expenses. Net operating lease revenue is used by management to monitor portfolio performance and returns on purchased equipment.

(2)These balances and metrics are non-GAAP measures used to measure the profitability of our earning assets. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

*Certain balances may not sum due to rounding.
•	Net finance revenue increased to $328 million compared to $308 million in the prior quarter.
o	Lower interest expense from lower deposit rates, especially the online and branch channels.
o	Lower interest income from lower quarterly average rates on floating rate loans and lower average loans.
o	Higher net operating lease income in Rail, primarily due to lower maintenance costs and an increase in average operating leases.
•	Net finance margin (net finance revenue as a percentage of average earning assets) was 2.27%, a 13 bps increase from 2.14% in the prior quarter.
o	Lower weighted average deposit costs, which also includes a higher mix of lower cost HOA and commercial deposits.
o	Higher net operating lease yields in Rail.
o	Lower yields on loans and investments from lower average quarterly market rates and mix shift due to higher cash balance.
•	Net finance revenue decreased $25 million compared to the year-ago quarter.
o	Lower income on loans from lower market rates, partially offset by asset growth.
o	Lower income on cash and investment securities due to lower market rates and a higher mix of interest earning cash.
o	Lower net operating lease income in Rail, primarily due to lower utilization and renewal rates and higher maintenance and storage costs.
o	Lower deposit costs from lower rates across all deposit channels, and from the addition of lower-cost HOA deposits.

3

•	Compared to the year-ago quarter, net finance margin decreased 79 bps.
o	Lower yields on loans, interest earning cash and investment securities from lower market rates.
o	Lower operating lease yields in Rail.
o	Lower weighted average deposit and borrowing rates.

Other Non-Interest Income

Other Non-Interest Income*				3Q20 change from
($ in millions)	3Q20	2Q20	3Q19	2Q20		3Q19

Fee income	$33	$30	$29	$2	8%	$3	12%
Factoring commissions	20	11	25	9	75%	(5)	-21%
Gains on leasing equipment, net of impairments	24	21	18	4	19%	6	36%
BOLI income	16	8	8	8	94%	8	NM
Gains on investment securities, net of impairments	8	8	2	0	5%	7	NM
Property tax income	4	5	5	(1)	-15%	(1)	-22%
Other income	41	20	14	22	NM	27	NM
Total other non-interest income	$146	$103	$101	$43	42%	$45	45%

*Certain balances may not sum due to rounding.
•	Other non-interest income was $146 million, up from $103 million in the prior quarter.
o	Higher factoring commissions due to higher volumes and pricing, as the prior quarter was more heavily impacted by the mandated closure of non-essential retailers caused by the global pandemic.
o	Higher gains on the sale of assets from portfolio management activities, including a $24 million net gain on sale of approximately $65 million of LCM loans.
o	Elevated BOLI income due to insurance payouts.
•	Other non-interest income increased by $45 million compared to the year-ago quarter.
o	Higher gains on the sale of loans, investment securities and railcars.
o	Elevated BOLI income due to insurance payouts.
o	Lower factoring commissions due to lower volumes as a result of the global pandemic.

4

Operating Expenses

Operating Expenses*				3Q20 change from
($ in millions)	3Q20	2Q20	3Q19	2Q20		3Q19

Compensation and benefits	$149	$166	$138	$(17)	-10%	$11	8%
Technology	39	43	34	(3)	-8%	5	15%
Professional fees	22	30	21	(8)	-25%	1	6%
Insurance	25	17	13	8	50%	13	NM
Net occupancy expense	20	20	45	(1)	-2%	(25)	-56%
Advertising and marketing	5	9	14	(4)	-46%	(10)	-67%
Property tax expense	5	5	6	-	0%	(1)	-19%
Restructuring costs	-	37	15	(37)	-100%	(15)	-100%
Intangible asset amortization	9	9	6	-	0%	3	47%
Other expenses	22	26	20	(3)	-13%	2	12%
Total operating expenses	296	360	311	(65)	-18%	(15)	-5%
Noteworthy items	0	57	44	(57)	-99%	(44)	-99%
Intangible asset amortization	9	9	6	-	0%	3	47%
Operating expenses, excluding noteworthy items and intangible asset amortization(1)	$287	$295	$261	$(8)	-3%	$25	10%
Net efficiency ratio(2)	60.6%	76.6%	63.8%	NM		NM
Net efficiency ratio, excluding noteworthy items and intangible asset amortization(2)	60.4%	71.8%	57.5%	NM		NM

(1)Operating expenses excluding intangible asset amortization is used by management to compare period over period expenses, absent the strategic nature of the adjustments. Due to the exclusion of intangible amortization and noteworthy items, this is considered a non-GAAP measure, as reconciled to total operating expenses in the table.

(2)These metrics are non-GAAP measures. See "Non-GAAP Measurements" at the end of this press release for details on the calculation and description of the use of the metric. See non-GAAP disclosures for reconciliation of total net revenues.

*Certain balances may not sum due to rounding.
•	Operating expenses were down from the prior quarter and year-ago quarter.
•

Operating expenses, excluding noteworthy items and intangible asset amortization, was $287 million compared to $295 million in the prior quarter. Noteworthy items included merger and integration costs from the MOB acquisition in the current and prior quarter and a restructuring charge in the prior quarter related to additional cost reduction initiatives. In addition, the current quarter noteworthy item included a reversal of compensation expense due to the decrease in probability of achievement of certain performance conditions related to the Company’s stock-based compensation, due to the change in market conditions. In aggregate, noteworthy items essentially offset each other in the current quarter.

o	Lower employee costs reflecting prior quarter restructuring actions.
o	Lower advertising and marketing costs.
o	Higher insurance costs related to an increase in FDIC insurance premium.
•	Operating expenses excluding noteworthy items and intangible asset amortization increased by $26 million compared to the year-ago quarter, primarily from the addition of MOB-related expenses.
•

The net efficiency ratio improved to 61% from 77% in the prior quarter. The net efficiency ratio excluding noteworthy items and intangible asset amortization improved to 60% from 72% in the prior quarter.

o	The decrease was driven by the increase in total net revenue and the decrease in operating expenses.
•	The net efficiency ratio was 64% in the year-ago quarter. The net efficiency ratio excluding noteworthy items and intangible asset amortization increased from 57% in the year-ago quarter.
o	The increase (excluding noteworthy items) from the year-ago quarter was driven by the increase in operating expenses, partially offset by the increase in total net revenue.

5

Balance Sheet Highlights:
Average Earning Assets

Average Earning Assets*				3Q20 change from
($ in millions)	3Q20	2Q20	3Q19	2Q20		3Q19

Interest-bearing cash	$7,652	$7,111	$1,378	$541	8%	$6,274	NM
Investment securities and securities purchased under agreement to resell	5,990	5,766	7,733	224	4%	(1,743)	-23%
Loans and loans held for sale (net of credit balances of factoring clients)	36,302	37,110	30,071	(808)	-2%	6,230	21%
Operating lease equipment, net (including held for sale)	7,824	7,602	7,062	222	3%	762	11%
Average earning assets (AEA)	$57,768	$57,589	$46,245	$179	0%	$11,523	25%

*All balances above are averages. Certain balances may not sum due to rounding.
•	AEA increased slightly by $179 million from the prior quarter, driven by an increase in interest bearing deposits, investments and operating leases, partially offset by a decline in loans.
o

Average loans and leases decreased 1% from the prior quarter. The decrease in commercial loans was primarily driven by the factoring business, and the decrease in consumer loans was primarily driven by higher prepayments as well as loan sales and run-off in LCM. The decrease in loans was partially offset by an increase in operating leases.

o

Total end of period loans and leases were essentially unchanged compared to the prior quarter, although total earning assets decreased 2% during the quarter, primarily due to a decline in interest bearing cash and increase in credit balances on factoring receivables, which more than offset an increase in investment securities.

•

Total cash (including non-interest-bearing cash), investment securities and securities purchased under agreement to resell at September 30, 2020 of $13.3 billion, down from $13.8 billion in the prior quarter.

o	Cash declined by $1.4 billion in the quarter while investment securities increased by $952 million.
o	Investment securities are primarily High Quality Liquid Securities.
•	AEA compared to the year-ago quarter increased by $11.5 billion, primarily from the MOB acquisition and growth in interest earning cash.
o

Average loans in the LCM portfolio decreased by $350 million from the sale and continued run-off of loans, partially offset by an increase in balances from the adoption of CECL in the first quarter of 2020.

6

Deposits and Borrowings

Average Deposits and Borrowings*				3Q20 change from
($ in millions)	3Q20	2Q20	3Q19	2Q20		3Q19

Interest-bearing checking	$3,283	$3,163	$1,246	$119	4%	$2,037	NM
Savings and money market	27,187	26,143	19,868	1,044	4%	7,319	37%
Time deposits	11,851	12,551	12,463	(700)	-6%	(612)	-5%
Non-interest bearing checking	3,073	3,020	1,533	54	2%	1,540	NM
Total deposits	$45,394	$44,877	$35,111	$517	1%	$10,283	29%

Online	$20,830	$20,891	$18,890	$(61)	0%	$1,940	10%
Branch	11,923	11,979	11,505	(56)	0%	419	4%
Commercial	4,419	3,866	1,866	553	14%	2,553	NM
Brokered	2,669	2,848	2,850	(179)	-6%	(181)	-6%
Homeowners association	5,552	5,293	-	260	5%	5,552	NM
Total deposits	$45,394	$44,877	$35,111	$517	1%	$10,283	29%

Secured borrowings	$2,825	$3,487	$2,523	$(662)	-19%	$303	12%
Unsecured borrowings	4,732	4,466	3,841	266	6%	891	23%
Securities sold under agreement to repurchase	-	5	-	(5)	-100%	-	NM
Total borrowings	$7,558	$7,958	$6,364	$(401)	-5%	$1,194	19%

*All balances above are averages. Certain balances may not sum due to rounding.
•	Average deposits grew 1% from the prior quarter and continue to represent 86% of CIT’s total funding.
o	Growth from the prior quarter driven by increases in the HOA and commercial deposit channels.
o

Continued to shift the mix from time deposits to non-maturity deposits. Average non maturity deposits currently represent 74% of total deposits, compared to 72% in the prior quarter and 65% in the year-ago quarter.

o	End of period deposits were down $1.1 billion, commensurate with the reduction in excess interest-bearing cash.
•

The weighted average rate on average outstanding deposits decreased 32 bps to 0.91% from 1.23% in the prior quarter primarily from lower rates in the online and branch deposit channels, as well as growth in our lower cost commercial and HOA deposit channels.

o	Lower rates in the online and branch channels were driven by the reduction in savings rates and money market deposit rates as well as from the run-off of higher cost time deposits.
•

The weighted average rate on average outstanding deposits decreased 107 bps from 1.98% in the year-ago quarter, primarily from the addition of an average balance of $5.6 billion in HOA deposits with an average cost of 49 bps, along with lower rates in all other deposit channels.

•	The loans and leases-to-deposits ratio at CIT Bank was 89% at September 30, 2020, up from 87% at June 30, 2020, and down from 91% at September 30, 2019.
•

For consolidated CIT Group, the loans and leases-to-deposits ratio was 101% at September 30, 2020, up from 99% at June 30, 2020, primarily reflecting the decline in period end deposits. For consolidated CIT Group, the loans and leases-to-deposits ratio was 108% at September 30, 2019. The reduction from the year-ago quarter primarily reflects growth in loans and deposits from the MOB acquisition, partially offset by strong deposit growth.

7

•	Average unsecured borrowings comprised 9% of the funding mix, up modestly from the prior quarter.
o	In the latter part of the prior quarter, we repurchased $235 million of our unsecured Bank Notes at 93% of par and issued $500 million in 3.929% senior unsecured notes due 2024 at the BHC.
o

The weighted average coupon on our unsecured senior and subordinated debt was 4.75% at September 30, 2020, unchanged from June 30, 2020, with a weighted average maturity of approximately 3.5 years and approximately 3.8 years, respectively.

•	Average secured borrowings comprised 5% of the funding mix, down slightly from the prior quarter.

Capital

Capital*				3Q20 change from
($ in millions, except per share amounts)	3Q20	2Q20	3Q19	2Q20		3Q19

Preferred stock	$525	$525	$325	$-	0%	$200	62%
Common stockholders' equity	$5,239	$5,214	$5,709	$25	0%	$(470)	-8%
Book value per common share (BVPS)	$53.17	$52.97	$60.27	$0.20	0%	$(7.09)	-12%
Tangible common equity(1)	$4,955	$4,916	$5,267	$40	1%	$(312)	-6%
Tangible book value per common share (TBVPS)(2)	$50.29	$49.93	$55.60	$0.36	1%	$(5.31)	-10%

Common shares outstanding (thousands)	98,526	98,447	94,720	79	0%	3,806	4%

Total risk-based capital(3)	$6,792	$6,708	$6,585	$84	1%	$207	3%
Risk-weighted assets(3)	$51,900	$50,730	$46,103	$1,169	2%	$5,797	13%
Total capital ratio(3)	13.1%	13.2%	14.3%	-10bps		NM
CET1 ratio(3)	9.9%	10.0%	11.6%	-10bps		NM

Common dividends paid	$35	$35	$34	$0		$1
Share repurchases	-	-	3	-		(3)
Total capital return to common shareholders	$35	$35	$37	$0		$(2)

(1)Tangible common equity is a non-GAAP measure that represents CIT’s common stockholders’ equity, less goodwill and intangible assets. Tangible common equity is considered a key financial performance measurement by management and is used by other financial institutions. See Non-GAAP measures at the end of this press release and page 15, the unaudited consolidated balance sheets table, for a reconciliation of Non-GAAP to GAAP financial information.

(2)TBVPS is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value is used to compute a per common share amount, which is used to evaluate our use of equity. See Non-GAAP measures at the end of this press release and page 15.

(3)Balances and ratios on fully phased-in basis.
*Certain balances may not sum due to rounding.
•	Common stockholders’ equity increased from the prior quarter, primarily driven by net income in the quarter.
o	Tangible book value per common share increased to $50.29 at September 30, 2020.
•	RWAs increased by $1.2 billion compared to the prior quarter, primarily driven by higher off-balance sheet factoring receivables.
•

The preliminary CET1 Capital ratio at September 30, 2020 of 9.9% decreased from 10.0% at the end of the prior quarter, and the preliminary Total Capital ratio decreased to 13.1% from 13.2% in the prior quarter.

•	Capital actions in the quarter included a regular quarterly cash dividend of $0.35 per common share and a regular quarterly dividend of approximately $0.35 per Series B preferred share.
o

On Oct. 14, 2020, CIT’s Board of Directors declared a quarterly cash dividend of $0.35 per common share on outstanding common stock payable on Nov. 20, 2020 to common shareholders of record as of Nov. 6, 2020.

o	On Oct. 14, 2020, CIT’s Board of Directors declared regular cash dividends of $29 per share on Series A and approximately $0.35 per share on Series B preferred stock.

8

Asset Quality:

Asset Quality*				3Q20 change from
($ in millions)	3Q20	2Q20	3Q19	2Q20		3Q19

Provision for credit losses(1)	$63	$224	$27	$(160)	-72%	$37	NM
Net charge-offs (NCOs)	$66	$170	$26	$(104)	-61%	$40	NM
NCOs as a % of average loans	0.71%	1.79%	0.34%	NM		37bps

Commercial Banking ACL	$1,049	$1,020	$463	$29	3%	$587	NM
Commercial Banking ACL as a % of loans	3.59%	3.52%	1.87%	7bps		NM
Total ACL	$1,206	$1,203	$486	$4	0%	$720	NM
Total ACL as a % of loans	3.23%	3.21%	1.55%	2bps		NM

Allowance for off-balance sheet credit exposures(1)	$75	$81	$42	$(6)	-8%	$32	76%

Non-accrual loans	$647	$556	$298	$90	16%	$349	NM
Non-accrual loans as a % of loans	1.73%	1.48%	0.95%	25bps		78bps

(1) The provision for credit losses includes amounts related to the allowance for off-balance sheet credit exposures on unfunded loan commitments, letters of credit and deferred purchase agreements. The allowance for off-balance sheet credit exposures are included in other liabilities.

*Certain balances may not sum due to rounding.

Provision

•	The provision for credit losses was $63 million compared to $224 million in the prior quarter.
o

Although considerably lower than the prior quarter, the provision for credit losses remained elevated and reflects the impact of the COVID-19 pandemic and its adverse effect on the macroeconomic environment across our portfolio.

o

The provision related to the Commercial Banking segment decreased from the prior quarter but remained elevated at $88 million, while the Consumer Banking segment had a $25 million release, which included approximately $10 million from the sale of LCM loans.

•	The provision in the prior quarter consisted of $215 million related to the Commercial Banking segment and $9 million related to the Consumer Banking segment.
•	The provision in the year-ago quarter of $27 million included $27 million related to the Commercial Banking segment, while the provision in Consumer Banking was negligible.

Net Charge-offs

•	Net charge-offs were $66 million (0.71% of average loans), compared to $170 million (1.79%) in the prior quarter and $26 million (0.34%) in the year-ago quarter.
o	The decrease in net charge-offs was primarily driven by the Commercial Finance division, including the Commercial Services business, and the Business Capital division of Commercial Banking.
o

Net charge-offs in the Commercial Banking segment were $66 million (0.91% of average loans) compared to $170 million in the prior quarter, the latter of which had included a $73 million net charge-off related to a single factoring customer in the retail industry in our Commercial Services business, as the global pandemic and ensuing mandated closure of non-essential retailers led to the sudden bankruptcy of the factoring customer.

9

Allowance for Credit Losses (ACL)

•

The ACL was $1.2 billion (3.23% of loans) at September 30, 2020, unchanged from $1.2 billion (3.21% of loans) at June 30, 2020 and $486 million (1.55% of loans) at September 30, 2019, and continues to reflect the impact of the COVID-19 pandemic and resulting uncertainty in the macroeconomic environment.

o

In the Commercial Banking segment, the ACL was $1,049 million (3.59% of loans) at September 30, 2020, compared to $1,020 million (3.52%) at June 30, 2020 and $463 million (1.87%) at September 30, 2019.

o	In the Consumer Banking segment, the ACL was $157 million (1.94% of loans) at September 30, 2020, compared to $183 million (2.14%) at June 30, 2020 and $23 million (0.36%) at September 30, 2019.

Non-accrual Loans

•	Non-accrual loans were $647 million (1.73% of loans) at September 30, 2020, compared to $556 million (1.48%) at June 30, 2020 and $298 million (0.95%) at September 30, 2019.
•	In Commercial Banking, non-accrual loans were $498 million (1.70% of loans) at September 30, 2020, compared to $451 million (1.56%) at June 30, 2020 and $276 million (1.11%) at September 30, 2019.
o	The increase from the prior quarter was primarily driven by additions to non-accrual loans in the Commercial Finance division.
o	The increase from the year-ago quarter includes additions primarily in Commercial Finance and Real Estate Finance divisions.
•	In Consumer Banking, non-accrual loans were $149 million (1.84% of loans) at September 30, 2020, an increase from $106 million (1.24%) at June 30, 2020, and $21 million (0.33%) at September 30, 2019.
o

The increase from the prior quarter in non-accruals was primarily driven by additions from the LCM division largely related to COVID impacted loans that became delinquent after the payment deferral period ended.  These loans carry a significant discount and have strong loan-to-value ratios and are therefore not expected to result in significant losses.

o

In the year-ago quarter, non-accruals in Consumer Banking consisted primarily of non-purchase credit impaired (PCI) loans in LCM, as PCI loans were excluded from non-accrual status. Upon adoption of CECL, PCI loans were accounted for as purchase credit deteriorated (PCD) loans, which are subject to the same presentation and disclosure requirements as non-PCD loans.

COVID-19 Related Deferments

•	As of September 30, 2020, loan balances on COVID-19 related deferral was approximately $980 million or 3% of total loans, down from $2.5 billion or 7% of total loans at June 30, 2020.
•	As of September 30, 2020, approximately $2.7 million of factored invoices have extended their terms by 30 to 90 days significantly down as compared to $250 million at June 30, 2020.
•	As of September 30, 2020, accrued rentals on operating leases related to accounts with COVID-19 modifications were approximately $5 million compared to $6 million at June 30, 2020.

10

Conference Call and Webcast

CIT will host a conference call today, Oct. 16, 2020, to discuss its third quarter 2020 results.

Conference call details:

Time:	8:00 am ET
Dial-in:	(888) 317-6003 U.S.
(866) 284-3684 Canada
(412) 317-6061 International
Conference ID 7110614

The conference call will also be webcast, which can be accessed from the Investor Relations section of CIT's website under Presentations & Events.

A replay of the conference call will be available beginning shortly after the end of the call through Nov. 30, 2020 by dialing (877) 344-7529 U.S., (855) 669-9658 Canada or (412) 317-0088 International and using conference ID 10149208, or in the Investor Relations section of CIT’s website under Presentations & Events.

About CIT

CIT is a leading national bank focused on empowering businesses and personal savers with the financial agility to navigate their goals. CIT Group Inc. (NYSE: CIT) is a financial holding company with over a century of experience and operates a principal bank subsidiary, CIT Bank, N.A. (Member FDIC, Equal Housing Lender). The company's commercial banking segment includes commercial financing, community association banking, middle market banking, equipment and vendor financing, factoring, railcar financing, treasury and payments services, and capital markets and asset management. CIT's consumer banking segment includes a national direct bank and regional branch network. Discover more at cit.com/about.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “will,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. In particular, any projections or expectations regarding the acquisition by CIT Bank of Mutual of Omaha Bank, our future revenues, expenses, earnings, capital expenditures, deposits or stock price, as well as the assumptions on which such expectations are based, are such forward-looking statements reflecting only our current judgment and are not guarantees of future performance or results. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that: (i) CIT is unsuccessful in implementing its strategy and business plan, including planned or potential acquisitions or divestitures; (ii) CIT is unable to react to and address key business and regulatory issues; (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements; (iv) CIT becomes subject to liquidity constraints and higher funding costs; (v) the parties to a transaction do not obtain regulatory or other approvals or satisfy closing conditions to the transaction on a timely basis, or at all, or approvals are subject to conditions that are not anticipated; (vi) CIT Bank experiences difficulties and delays in integrating CIT Bank’s and Mutual of Omaha Bank’s respective businesses or fully realizing cost savings and other benefits; or (vii) changes in asset quality and credit risk, interest rates and capital markets or other economic conditions. Further, statements about the potential effects of the COVID-19 pandemic on our business, results of operations and financial condition may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, action taken by government authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers and service providers  and on economies and markets more generally. We further describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2019, and our latest quarterly report on Form 10-Q for the quarter ended June 30, 2020, both of which were filed with the Securities and Exchange Commission. Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

11

Non-GAAP Measurements

Net finance revenue, net operating lease revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs and intangible amortization is a non-GAAP measurement used by management to compare period over period expenses. Net efficiency ratio measures operating expenses (net of restructuring costs and intangible amortization) to our level of total net revenues. Total assets from continuing operations is a non-GAAP measurement used by management to analyze the total asset change on a more consistent basis. Tangible book value and tangible book value per common share are non-GAAP metrics used to analyze banks. Net income excluding noteworthy items, income from continuing operations excluding noteworthy items, and Return of Tangible Common Equity excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

###

CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
Gina Proia	Barbara Callahan
(212) 771-6008 Gina.Proia@cit.com	(973) 740-5058 Barbara.Callahan@cit.com

12

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income
(dollars in millions, except per share data)

	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Interest income
Interest and fees on loans	$395.8	$417.2	$446.8	$1,280.6	$1,355.1
Other interest and dividends	27.5	29.7	56.6	103.2	180.3
Total interest income	423.3	446.9	503.4	1,383.8	1,535.4
Interest expense
Interest on deposits	103.2	138.3	173.8	398.1	501.5
Interest on borrowings	62.3	64.2	70.1	195.6	220.7
Total interest expense	165.5	202.5	243.9	593.7	722.2
Net interest revenue	257.8	244.4	259.5	790.1	813.2
Provision for credit losses	63.3	223.6	26.6	800.8	88.2
Net interest revenue, after credit provision	194.5	20.8	232.9	(10.7)	725.0
Non-interest income
Rental income on operating lease equipment	201.3	200.9	211.7	612.0	642.4
Other non-interest income	146.0	102.6	101.0	379.2	303.9
Total non-interest income	347.3	303.5	312.7	991.2	946.3
Non-interest expenses
Depreciation on operating lease equipment	82.5	81.1	76.0	241.9	232.2
Maintenance and other operating lease expenses	48.6	56.1	41.9	158.3	140.0
Operating expenses	295.5	360.4	310.8	990.3	854.7
Goodwill impairment	-	-	-	344.7	-
(Gain) loss on debt extinguishment and deposit redemption	-	(14.8)	0.1	(14.8)	0.4
Total non-interest expenses	426.6	482.8	428.8	1,720.4	1,227.3
Income (loss) from continuing operations before provision (benefit) for income taxes	115.2	(158.5)	116.8	(739.9)	444.0
Provision (benefit) for income taxes	29.5	(73.2)	(26.0)	(116.0)	45.2
Income (loss) from continuing operations	85.7	(85.3)	142.8	(623.9)	398.8

Discontinued operations
Income from discontinued operations, net of taxes	-	-	-	-	0.5
Net income (loss)	$85.7	$(85.3)	$142.8	$(623.9)	$399.3
Less: preferred stock dividends	2.8	12.3	-	18.9	9.4
Net income (loss) available to common shareholders	$82.9	$(97.6)	$142.8	$(642.8)	$389.9
Income (loss) from continuing operations available to common shareholders	$82.9	$(97.6)	$142.8	$(642.8)	$389.4

Basic income (loss) per common share
Income (loss) from continuing operations	$0.84	$(0.99)	$1.51	$(6.54)	$4.01
Income from discontinued operations, net of taxes	-	-	-	-	0.01
Basic income (loss) per common share	$0.84	$(0.99)	$1.51	$(6.54)	$4.02
Average number of common shares - basic (thousands)	98,523	98,438	94,732	98,350	97,093

Diluted income (loss) per common share
Income (loss) from continuing operations	$0.84	$(0.99)	$1.50	$(6.54)	$3.99
Income from discontinued operations, net of taxes	-	-	-	-	0.01
Diluted income (loss) per common share	$0.84	$(0.99)	$1.50	$(6.54)	$4.00
Average number of common shares - diluted (thousands)	98,556	98,438	95,018	98,350	97,517

13

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
(dollars in millions, except per share data)

	September 30,	June 30,	December 31,	September 30,
	2020	2020	2019	2019

Assets
Total cash and interest bearing cash	$6,705.6	$8,080.3	$2,685.6	$1,824.6
Securities purchased under agreement to resell	-	100.0	950.0	2,000.0
Investment securities	6,608.8	5,656.5	6,276.8	6,109.7
Assets held for sale	56.7	82.7	32.1	169.2
Loans	37,319.6	37,518.3	30,998.9	31,345.5
Allowance for credit losses	(1,206.2)	(1,202.7)	(482.6)	(486.2)
Loans, net of allowance for credit losses	36,113.4	36,315.6	30,516.3	30,859.3
Operating lease equipment, net	7,799.3	7,778.1	7,319.7	7,099.9
Goodwill	140.4	146.8	369.9	369.9
Bank owned life insurance	1,160.4	1,158.9	1,043.2	1,035.5
Other assets	2,280.4	2,383.5	1,639.2	1,935.0
Total assets	$60,865.0	$61,702.4	$50,832.8	$51,403.1

Liabilities
Deposits	$44,706.2	$45,815.2	$35,139.5	$35,910.0
Credit balances of factoring clients	1,320.2	989.1	1,176.2	1,238.4
Other liabilities	1,789.9	1,560.9	1,704.7	1,798.0
Borrowings
FHLB advances	2,550.0	2,850.0	1,650.0	1,350.0
Other secured and structured financings	3.1	15.8	361.1	710.9
Senior unsecured	4,236.8	4,237.5	3,967.9	3,966.6
Subordinated unsecured	494.8	494.6	494.4	395.7
Total borrowings	7,284.7	7,597.9	6,473.4	6,423.2
Total liabilities	55,101.0	55,963.1	44,493.8	45,369.6
Equity
Stockholders' equity
Preferred stock	525.0	525.0	525.0	325.0
Common stock	1.6	1.6	1.6	1.6
Paid-in capital	6,882.1	6,885.5	6,853.7	6,847.8
Retained earnings	1,467.1	1,419.4	2,307.6	2,220.3
Accumulated other comprehensive income (loss)	46.4	65.8	(52.1)	(64.5)
Treasury stock, at cost	(3,158.2)	(3,158.0)	(3,296.8)	(3,296.7)
Total common stockholders' equity	5,239.0	5,214.3	5,814.0	5,708.5
Total equity	5,764.0	5,739.3	6,339.0	6,033.5
Total liabilities and equity	$60,865.0	$61,702.4	$50,832.8	$51,403.1

Book Value Per Common Share

Common stockholders' equity	$5,239.0	$5,214.3	$5,814.0	$5,708.5
Less: goodwill	140.4	146.8	369.9	369.9
Less: intangible assets	143.4	151.8	66.0	71.8
Tangible common equity	4,955.2	4,915.7	5,378.1	5,266.8

Book value per common share	$53.17	$52.97	$61.37	$60.27
Tangible book value per common share(1)	$50.29	$49.93	$56.77	$55.60
Outstanding common shares (in thousands)	98,526	98,447	94,743	94,720

(1)Tangible book value per common share is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value per common share is used to compute a per common share amount, which is used to evaluate our use of equity.

14

CIT GROUP INC. AND SUBSIDIARIES
Average Balances and Rates
(dollars in millions)

	Quarters Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest bearing cash	$7,652.1	$2.1	0.11%	$7,110.7	$1.8	0.10%	$1,378.2	$7.8	2.26%
Investment securities and securities purchased under agreements to resell	5,989.9	25.4	1.70%	5,766.4	27.9	1.94%	7,733.3	48.8	2.52%
Loans and loans held for sale (net of credit balances of factoring clients)	36,301.6	395.8	4.36%	37,109.8	417.2	4.50%	30,071.2	446.8	5.94%
Operating lease equipment, net (including held for sale)	7,824.4	70.2	3.59%	7,602.1	63.7	3.35%	7,062.1	93.8	5.31%
Average earning assets (AEA)(Non-GAAP)	57,768.0	493.5	3.42%	57,589.0	510.6	3.55%	46,244.8	597.2	5.17%
Non-interest earning assets
Cash and due from banks	175.9			185.8			125.6
Allowance for credit losses	(1,196.1)			(1,102.4)			(484.7)
All other non-interest bearing assets	3,685.8			3,577.2			3,316.0
Assets of discontinued operations	-			-			25.5
Total Average Assets	$60,433.6			$60,249.6			$49,227.2
Liabilities
Interest-bearing deposits and borrowings
Deposits	$42,320.5	103.2	0.98%	$41,857.7	138.3	1.32%	$33,577.6	173.8	2.07%
Borrowings	7,557.5	62.3	3.30%	7,958.4	64.2	3.23%	6,364.0	70.1	4.41%
Total interest-bearing liabilities	49,878.0	165.5	1.33%	49,816.1	202.5	1.63%	39,941.6	243.9	2.44%
Non-interest bearing deposits	3,073.4			3,019.6			1,533.2
Other non-interest bearing liabilities	1,734.2			1,597.7			1,692.1
Liabilities of discontinued operations	-			-			104.9
Stockholders' equity	5,748.0			5,816.2			5,955.4
Total Average Liabilities and Stockholders' Equity	$60,433.6			$60,249.6			$49,227.2

	Nine Months Ended
	September 30, 2020			September 30, 2019
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest bearing cash	$5,534.4	$9.5	0.23%	$1,786.3	$30.6	2.28%
Investment securities and securities purchased under agreements to resell	6,569.3	93.7	1.90%	7,678.9	149.7	2.60%
Loans and loans held for sale (net of credit balances of factoring clients)	36,633.8	1,280.6	4.66%	29,694.8	1,352.6	6.07%
Operating lease equipment, net (including held for sale)	7,615.0	211.8	3.71%	7,025.1	270.2	5.13%
Indemnification assets	-	-	0.00%	2.5	2.5	NM
Average earning assets (AEA)(Non-GAAP)	56,352.5	1,595.6	3.78%	46,187.6	1,805.6	5.21%
Non-interest earning assets
Cash and due from banks	196.5			134.7
Allowance for credit losses	(1,021.4)			(488.4)
All other non-interest bearing assets	3,605.3			3,072.4
Assets of discontinued operation	-			145.2
Total Average Assets	$59,132.9			$49,051.5
Liabilities
Interest-bearing deposits and borrowings
Deposits	$41,079.0	398.1	1.29%	$32,987.5	501.5	2.03%
Borrowings	7,489.4	195.6	3.48%	6,739.7	220.7	4.37%
Total interest-bearing liabilities	48,568.4	593.7	1.63%	39,727.2	722.2	2.42%
Non-interest bearing deposits	2,917.5			1,588.7
Other non-interest bearing liabilities	1,644.1			1,577.8
Liabilities of discontinued operation	-			217.1
Stockholders' equity	6,002.9			5,940.7
Total Average Liabilities and Stockholders' Equity	$59,132.9			$49,051.5

15

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Total Net Revenues(1)
Interest income	$423.3	$446.9	$503.4	$1,383.8	$1,535.4
Rental income on operating lease equipment	201.3	200.9	211.7	612.0	642.4
Finance revenue (Non-GAAP)	624.6	647.8	715.1	1,995.8	2,177.8
Interest expense	165.5	202.5	243.9	593.7	722.2
Depreciation on operating lease equipment	82.5	81.1	76.0	241.9	232.2
Maintenance and other operating lease expenses	48.6	56.1	41.9	158.3	140.0
Net finance revenue (NFR)(2) (Non-GAAP)	328.0	308.1	353.3	1,001.9	1,083.4
Other non-interest income	146.0	102.6	101.0	379.2	303.9
Total net revenues (Non-GAAP)	$474.0	$410.7	$454.3	$1,381.1	$1,387.3

NFR (Non-GAAP)	$328.0	$308.1	$353.3	$1,001.9	1,083.4
NFR, excluding noteworthy items (Non-GAAP)	$328.0	$308.1	$353.3	$1,001.9	$1,083.4
Net finance margin (NFR as a % of AEA)(NFM)(Non-GAAP)(2)	2.27%	2.14%	3.06%	2.37%	3.13%
NFM, excluding noteworthy items(2)	2.27%	2.14%	3.06%	2.37%	3.13%

Other Non-Interest Income
Total other non-interest income	$146.0	$102.6	$101.0	$379.2	$303.9
Total other non-interest income, excluding noteworthy items	$146.0	$102.6	$101.0	$379.2	$303.9

Operating Expenses
Total operating expenses	$295.5	$360.4	$310.8	$990.3	$854.7
Noteworthy items(3)	0.5	57.1	44.0	74.7	44.0
Intangible asset amortization	8.5	8.5	5.8	25.5	17.4
Operating expenses, excluding noteworthy items	$286.5	$294.8	$261.0	$890.1	$793.3

Total net revenues (Non-GAAP)	$474.0	$410.7	$454.3	$1,381.1	$1,387.3
Total net revenues, excluding noteworthy items (Non-GAAP)	$474.0	$410.7	$454.3	$1,381.1	$1,387.3
Net Efficiency Ratio(4) (Non-GAAP)	60.6%	76.6%	63.8%	67.2%	59.3%
Net Efficiency Ratio, excluding noteworthy items(4) (Non-GAAP)	60.4%	71.8%	57.5%	64.5%	57.2%

Average Earning Assets(5)
Average Earning Assets (Non-GAAP)	$57,768.0	$57,589.0	$46,244.8	$56,352.5	$46,187.6

	September 30,	June 30,	September 30,
	2020	2020	2019
Period End Earning Assets(5)
Loans	$37,319.6	$37,518.3	$31,345.5
Operating lease equipment, net	7,799.3	7,778.1	7,099.9
Assets held for sale	56.7	82.7	169.2
Credit balances of factoring clients	(1,320.2)	(989.1)	(1,238.4)
Interest-bearing cash	6,529.9	7,898.7	1,617.3
Investment securities and securities purchased under agreement to resell	6,608.8	5,756.5	8,109.7
Total earning assets (Non-GAAP)	$56,994.1	$58,045.2	$47,103.2

Average core Loans and Leases(6)
Total average loans (incl HFS, net of credit balances)	$36,301.6	$37,109.8	$30,071.2	$36,633.8	$29,694.8
Total average operating lease equipment (incl HFS)	7,824.4	7,602.1	7,062.1	7,615.0	7,025.1
Total average loans and leases	44,126.0	44,711.9	37,133.3	44,248.8	36,719.9
Average non-core portfolio, LCM	1,979.7	2,065.6	2,330.1	2,066.7	2,564.3
Average non-core portfolios, NSP	-	-	5.7	-	13.5
Average core loans and leases	42,146.3	42,646.3	34,797.5	42,182.1	34,142.1
Average MOB	5,852.4	6,210.0	-	6,113.7	-
Average core loans and leases, excluding MOB	$36,293.9	$36,436.3	$34,797.5	$36,068.4	$34,142.1

16

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
ROTCE(7)
Tangible book value (Non-GAAP, reconciled on Balance Sheet table)	$4,955.2	$4,915.7	$5,266.8	$4,955.2	$5,266.8
Average tangible common equity (Non-GAAP)	$4,927.9	$4,987.3	$5,167.0	$5,060.6	$5,127.8

Income (loss) from continuing operations available to common shareholders	$82.9	$(97.6)	$142.8	$(642.8)	$389.4
Goodwill impairment, after tax	-	-	-	339.0	-
Intangible asset amortization, after tax	6.3	4.0	4.3	21.5	13.1
Non-GAAP income (loss) from continuing operations - for ROTCE calculation	$89.2	$(93.6)	$147.1	$(282.3)	$402.5
Return on average tangible common equity	7.24%	NM	11.39%	NM	10.47%
Non-GAAP income (loss) from continuing operations (from the following non-GAAP noteworthy tables)	$82.7	$(61.4)	$122.5	$(217.1)	$369.1
Intangible asset amortization, after tax	6.3	4.0	4.3	21.5	13.1
Non-GAAP income (loss) from continuing operations - for ROTCE calculation, excluding noteworthy items	$89.0	$(57.4)	$126.8	$(195.6)	$382.2
Preferred dividend normalization	(4.7)	4.7	(4.7)	(4.7)	(4.7)
Non-GAAP (loss) income from continuing operations - for ROTCE calculation, excluding noteworthy items and preferred dividend normalization	$84.3	$(52.7)	$122.1	$(200.3)	$377.5
Return on average tangible common equity, after noteworthy items	7.22%	NM	9.82%	NM	9.94%
Return on average tangible common equity, after noteworthy items and preferred dividend normalization	6.84%	NM	9.46%	NM	9.82%

Effective Tax Rate Reconciliation(8)
Provision (benefit) for income taxes - GAAP	$29.5	$(73.2)	$(26.0)	$(116.0)	$45.2
Income tax on noteworthy items	0.7	20.9	64.3	38.5	64.3
Provision (benefit) for income taxes, before noteworthy items - Non-GAAP	$30.2	$(52.3)	$38.3	$(77.5)	$109.5
Income tax - remaining discrete items	(0.1)	(1.1)	0.3	1.8	11.9
Provision (benefit) for income taxes, before noteworthy and discrete tax items - Non-GAAP	$30.1	$(53.4)	$38.6	$(75.7)	$121.4
Income (loss) from continuing operations before (benefit) provision for income taxes - GAAP	$115.2	$(158.5)	$116.8	$(739.9)	$444.0
Noteworthy items before tax	0.5	57.1	44.0	464.2	44.0
Adjusted income (loss) from continuing operations before (benefit) provision for income taxes and discrete items - Non-GAAP	$115.7	$(101.4)	$160.8	$(275.7)	$488.0
Effective tax rate - GAAP	25.6%	46.2%	-22.3%	15.7%	10.2%
Effective tax rate, before noteworthy items - Non-GAAP	26.1%	51.6%	23.8%	28.1%	22.4%
Effective tax rate, before noteworthy and tax discrete items - Non-GAAP	26.0%	52.7%	24.0%	27.4%	24.9%

(1)Total net revenues are the combination of net finance revenue and other income, and are therefore considered a non-GAAP measurement. Total net revenues are an aggregation of all sources of revenue for the Company. Total net revenues are used by management to monitor business performance.

(2)Net finance margin and net finance margin, excluding noteworthy items are non-GAAP measures. Net finance margin is calculated by dividing net finance revenue by AEA. Net finance revenue is a non-GAAP measurement reflecting net interest revenue (interest and fees on loans, interest on interest-bearing cash, and interest/dividends on investments less interest expense on deposits and borrowings) plus net operating lease revenue (rental income on operating lease equipment less depreciation on operating lease equipment and maintenance and other operating lease expenses). Due to the nature of our loans and leases, which include a higher proportion of operating lease equipment than most bank holding companies (“BHCs”), certain financial measures commonly used by other BHCs are not as meaningful for CIT. As such, net finance margin is used by management, compared to net interest margin (a common metric used by other BHCs), which does not fully reflect the earnings of our portfolio because it includes the impact of debt costs of all our assets but excludes the net operating lease revenue. AEA is a non-GAAP measure that is calculated using balances of earning assets (the sum of loans (less the credit balances of factoring clients), operating lease equipment, net, assets held for sale, interest-bearing cash, investment securities, securities purchased under agreements to resell, and indemnification asset.

(3)Management believes that adjusting for noteworthy items provides a measure of the underlying performance of the Company. Noteworthy items and the impact on various income statement line items are presented in a forthcoming table. Not all periods contain noteworthy items.

(4)Net efficiency ratio is a non-GAAP measurement used by management to measure operating expenses (before intangible asset amortization and restructuring costs) to the level of total net revenues. In order to assist in comparability to other quarters, we further adjusted the calculation due to other noteworthy items.

(5)Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount represents the amounts we fund. We use the average of these balances (AEA) to calculate various metrics noted in this release.

(6)Average core loans and leases is a non-GAAP measure due to the exclusion of the portfolios listed in the table. Management uses this balance to gauge the trend in the remaining portfolio.

(7)Net income and income from continuing operations are adjusted to remove the impact of goodwill impairment and intangible asset amortization, while the average tangible common equity is reduced for disallowed deferred tax assets. In order to assist in comparability to other quarters, we also present the calculation excluding noteworthy items. Return on average tangible common equity is another metric used to evaluate our use of equity and evaluate the performance of our business. These are non-GAAP measures.

(8)The provision for income taxes before noteworthy and discrete items, adjusted income from continuing operations and the respective effective tax rates are non-GAAP measures, which management uses for analytical purposes to understand the Company’s underlying tax rate.

17

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions, except per share data)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

Net income (loss) excluding noteworthy items is a non-GAAP measure used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations. The following provides detailed information of each noteworthy item and the impact on various income statement line items for the respective periods. Not all periods contain noteworthy items.

			Pre-Tax	Income	After-tax	Per
	Description	Line Item	Balance	Tax(2)	Balance	Share

Quarter Ended September 30, 2020
Net income available to common shareholders					$82.9	$0.84
Continuing Operations	MOB merger and integration costs	Operating expenses	$12.6	$(3.8)	8.8	0.09
	Performance Stock Units expense reversal	Operating expenses	(12.1)	3.1	(9.0)	(0.09)
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)					$82.7	$0.84

Quarter Ended June 30, 2020
Net loss available to common shareholders					$(97.6)	$(0.99)
Continuing Operations	Restructuring charges	Operating expenses	$37.2	$(13.6)	23.6	0.24
	MOB merger and integration costs	Operating expenses	19.9	(7.3)	12.6	0.13
Non-GAAP net loss available to common shareholders, excluding noteworthy items(1)					$(61.4)	$(0.62)

Quarter Ended September 30, 2019
Net income available to common shareholders					$142.8	$1.50
Continuing Operations	Building impairment charge	Operating expenses	$28.9	$(7.3)	21.6	0.23
	Restructuring charge	Operating expenses	15.1	(3.8)	11.3	0.12
	Change in indefinite reinvestment tax assertion	(Benefit) provision for income taxes	-	(53.2)	(53.2)	(0.56)
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)					$122.5	$1.29

Nine Months Ended September 30, 2020
Net loss available to common shareholders					$(642.8)	$(6.54)
Continuing Operations	MOB day 1 provision for credit losses	Provision for credit losses	$44.8	$(8.1)	36.7	0.37
	Performance Stock Units expense reversal	Operating expenses	(12.1)	3.1	(9.0)	(0.09)
	Restructuring charges	Operating expenses	37.2	(13.6)	23.6	0.24
	MOB merger and integration costs	Operating expenses	49.6	(14.2)	35.4	0.36
	Goodwill impairment	Goodwill impairment	344.7	(5.7)	339.0	3.45
Non-GAAP net loss available to common shareholders, excluding noteworthy items(1)					$(217.1)	$(2.21)

Nine Months Ended September 30, 2019
Net income available to common shareholders					$389.9	$4.00
Continuing Operations	Building impairment charge	Depreciation on operating lease equipment	$28.9	$(7.3)	21.6	0.22
	Restructuring charge	Other non-interest income	15.1	(3.8)	11.3	0.12
	Change in indefinite reinvestment tax assertion	Other non-interest income	-	(53.2)	(53.2)	(0.55)
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)					$369.6	$3.79

Income from continuing operations available to common shareholders					$389.4	$3.99
	Building impairment charge	Depreciation on operating lease equipment	$28.9	$(7.3)	21.6	0.22
	Restructuring charge	Other non-interest income	15.1	(3.8)	11.3	0.12
	Change in indefinite reinvestment tax assertion	Other non-interest income	-	(53.2)	(53.2)	(0.55)
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$369.1	$3.78

(1)Items may not sum due to rounding.
(2)Income tax rates vary depending on the specific item and the entity location in which it is recorded.

18